EXHIBIT 10.2

ENDORSEMENT TO 10% SENIOR SECURED CONVERTIBLE NOTE

Precision Optics Corporation, Inc.
New York, New York
February 25, 2011

The 10% Senior Secured Convertible Note dated June 25, 2008 and amended December 11, 2008, June 25, 2010 July 26, 2010, September 15, 2010, October 15, 2010, November 15, 2010, November 30, 2010, December 1, 2010, December 3, 2010 and December 17, 2010, January 10, 2011,  January 24, 2011, and February 7, 2011 (the “Note”) of Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), payable to the order of Special Situations Private Equity Fund, L.P. (the “Holder”) in an aggregate principal amount of $275,000 and to which the Endorsement is affixed is hereby amended in the following respects:

1.             The term “Stated Maturity Date” is hereby restated to be “March 11, 2011.”

2.                                       Except as expressly amended by this Endorsement, the Note remains in full force and effect and the Company hereby reconfirms its obligations thereunder.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be duly executed, and the Holder has caused this Endorsement to be duly accepted, by their respective duly authorized representatives as of the day and year first above written.

PRECISION OPTICS CORPORATION, INC.

		By	/s/ Joseph N. Forkey

Name: Joseph N. Forkey
Title: Chief Executive Officer

Accepted:

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ Adam Stettner

Name: Adam Stettner
Title: General Partner